SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     March 26, 2002

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                     612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events

Xcel Energy Inc. today announced that it expects a number of factors, primarily at its 74 percent-owned subsidiary NRG Energy Inc, to adversely impact first quarter and annual earnings for 2002.

For more information, see the Press Release attached as exhibit 99.01.

Forward-Looking Information

The statements regarding expectations or estimates of earnings and earnings per share, integration synergies and similar statements of future results identify forward-looking statements. Although Xcel Energy believes its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those contained in the forward-looking statements include the satisfaction of all conditions to the exchange offer that cannot be waived and the satisfaction or waiver of conditions to the exchange offer that may be waived. Some of the conditions to the exchange offer will include the receipt of all required regulatory approvals, the tender by the public stockholders of the majority of their shares and the absence of an injunction or litigation concerning the exchange offer. In light of these uncertainties, there can be no assurances that the exchange offer will be completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ Edward J. McIntyre Edward J. McIntyre Vice President and Chief Financial Officer

March 26, 2002